Exhibit 99.1

January __,  200_

VITAMIN BLUE, INC.

SUBSCRIPTION PACKAGE

 SUBSCRIPTION AGREEMENT

VITAMIN BLUE, INC.

25,000,000 Shares of
Common Stock

Vitamin Blue, Inc.
Frank D. Ornelas, President
1005 W. 18th Street
Costa Mesa, California 92626

Ladies and Gentlemen:

This Subscription Agreement is made by and between Vitamin Blue, Inc., a Delaware corporation (the “Company”), and the undersigned prospective purchaser who is subscribing hereby for shares of Common Stock (the “Shares”), pursuant to the Private Placement Memorandum dated January 25, 2008 (the “Offering Memorandum,” which term includes a description of the Company and the Company’s business plan distributed to a limited number of selected persons in connection with the offering of the Shares (the “Offering”).

In consideration of the Company’s agreement to sell Shares to the undersigned upon the terms and conditions summarized in the Offering Memorandum, the undersigned agrees and represents as follows:

I.  SUBSCRIPTION

A.	The undersigned hereby irrevocably subscribes for and agrees to purchase the number of Shares (the “Shares”) at a purchase price of __________ Dollars ($ 0.002) per share.

B.
The undersigned hereby authorizes the Company to accept on the undersigned’s behalf a check, in the amount of the purchase price of the Shares (the “Payment”) subscriber for $_______ in cash.  Checks payable to Vitamin Blue, Inc. shall be directed to:

Vitamin Blue, Inc.
1005 W. 18th Street
Costa Mesa, California 92627

Attention:  Frank D. Ornelas, President

Checks must be accompanies by a fully executed copy of this Subscription Agreement.  The fully executed original of this Subscription Agreement shall be returned to the Company.  The undersigned further agrees to execute and deliver to the Company any other documents reasonably requested by the Company necessary to comply with the terms and conditions established below to qualify as a purchaser of Shares.

C.
The undersigned understands that the Payment will be returned promptly to the undersigned if the undersigned’s subscription is rejected in whole or in part for any reason or for no reason.  Upon receipt by the Company of the requisite payment for the Shares being purchased by the undersigned, and upon acceptance of this subscription by the Company, the Shares so purchased will be issued in the name of the undersigned and the undersigned will be registered on the stock transfer books of the Company as the record owner of such Shares.

D.
The undersigned hereby acknowledges receipt of a copy of the Offering Memorandum and agrees to be bound thereby upon the (1) execution and delivery to the Company of the signature page to the undersigned’s completed questionnaire submitted by the undersigned (the “Questionnaire”) and this Subscription Agreement  and (2) acceptance by the Company of the undersigned’s subscription for Shares (the “Subscription”).

The undersigned acknowledges that the information contained in the Offering Memorandum is confidential and nonpublic and agrees that all such information shall be kept in confidence by the undersigned and neither used by the undersigned to the undersigned’s personal benefit (other that in connection with this Subscription) nor disclosed to any third party for any reason; provided that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of this public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Subscription Agreement they may have entered into with the Company).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MARITS AND RISKS INVOLVED.  THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER-ABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SIGNATURE

The signature page to this Subscription Agreement is contained as part of the applicable Subscription Package, entitled “Signature Page.”

SUBSCRIPTION AGREEMENT

VITAMIN BLUE, INC.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of ______________________, 2008.

INDIVIDUAL SUBSCRIBER:

___________ Shares
No. of Shares

Signature of Individual

Subscriber Tax Identification Number: